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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 10-K of CVC, Inc. of our report dated October 18, 1999 relating to the financial statements of CVC, Inc. which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Rochester, New York
December 28, 1999